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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 20, 2004, in the Registration Statement (Form S-1) and related Prospectus of VeriFone Holdings, Inc. for the registration of its common stock.

        Our audits also included the financial statement schedule of VeriFone Holdings, Inc. (the "Successor") and VeriFone, Inc. (the "Predecessor") listed in Item 16(b). This schedule is the responsibility of the Successor and Predecessor management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

San Francisco, California
January 6, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm